  As filed with the Securities and Exchange Commission on September 29, 2000
                                                         Registration No. 333-
_______________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                                ______________

                                   Form S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                              ___________________

                          PROTON ENERGY SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)
                              ___________________


        Delaware                                          06-1461988
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                      Identification Number)
                         ____________________________

                                50 Inwood Road
                             Rocky Hill, CT  06067
                                (860) 571-6533
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            1996 STOCK OPTION PLAN
                           2000 STOCK INCENTIVE PLAN
                       2000 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plans)


                              Walter W. Schroeder
                     President and Chief Executive Officer
                          PROTON ENERGY SYSTEMS, INC.
                                 50 Inwood Road
                             Rocky Hill, CT  06067
                                (860) 571-6533
  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
                                  Number of     Proposed maximum     Proposed maximum     Amount of
     Title of securities          shares to      offering price     aggregate offering  registration
       to be registered         be registered       per share              price             fee
----------------------------------------------------------------------------------------------------
 1996 Stock Option Plan         1,432,057         $1.60(1)             $2,291,291         $605
 Common Stock, $.01 par
     value per share
----------------------------------------------------------------------------------------------------
 2000 Stock Incentive Plan      6,469,632              (2)           $108,850,360      $28,737
    2000 Employee Stock
       Purchase Plan
   Common Stock, $.01 par
      value per share
----------------------------------------------------------------------------------------------------
                                                         Aggregate registration fee:   $29,342


(1) Estimated solely for the purposes of calculating the registration fee, and based upon the weighted average exercise price of outstanding options in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of calculating the registration fee, and based upon (i) with respect to 109,400 shares that may be acquired pursuant to stock options granted under the Registrant's 2000 Stock Incentive Plan, $6.64, which represents the weighted average exercise price of such outstanding options in accordance with Rule 457(h) and (ii) with respect to the remaining 6,360,232 shares that may be acquired pursuant to stock options that may be granted by the Registrant under the Registrant's 2000 Stock Incentive Plan and the 2000 Employee Stock Purchase Plan from time to time after the date hereof, $17.00 per share, which represents the Registrant's initial public offering price.

PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the 1996 Stock Option Plan, the 2000 Stock Incentive Plan and the 2000 Employee Stock Purchase Plan of Proton Energy Systems, Inc. (the "Registrant"), pursuant to Rule 428(b)(1) under the Securities Act

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference.
              ---------------------------------------

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

     (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

     (c) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), which is contained in the Registration Statement on Form 8-A filed by the Registrant with the Commission on September 14, 2000, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.  Description of Securities.
              -------------------------

     Not applicable.

     Item 5.  Interests of Named Experts and Counsel.
              --------------------------------------

     Not Applicable.

     Item 6.  Indemnification of Directors and Officers.
              -----------------------------------------

     The Registrant's Third Amended and Restated Certificate of Incorporation (the "Certificate") provides that, except to the extent prohibited by the Delaware General Corporation Law (the "DGCL"), the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. The Registrant has obtained liability insurance for its officers and directors.

     Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL including for an unlawful payment of dividend or unlawful stock purchase or redemption or
(iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by the DGCL and, together with the Registrant's Amended and Restated By-Laws and Indemnification Agreements to be entered into with each executive officer and director, provides that the Registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

     Item 7.  Exemption from Registration Claimed.
              -----------------------------------

     Not applicable.

     Item 8.  Exhibits.
              --------

     The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference.

     Item 9.  Undertakings.
              ------------

     1.  The Registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rocky Hill, CT on September 29, 2000.

                              PROTON ENERGY SYSTEMS, INC.

                              By:  /s/ Walter W. Schroeder
                                   -----------------------
                                    Walter W. Schroeder
                                    President and Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Proton Energy Systems, Inc., hereby severally constitute Walter W. Schroeder, John A. Glidden, William F. Winslow and Brent B. Siler, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Proton Energy Systems, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                             Title                                    Date
            ---------                           -------                                  -------
/s/ Walter W. Schroeder            President, Chief Executive Officer and         September 29, 2000
---------------------------------  Director (Principal Executive Officer)
Walter W. Schroeder

/s/ John A. Glidden                Vice President and Controller (Principal       September 29, 2000
---------------------------------  Financial and Accounting Officer)
John A. Glidden

/s/ Trent M. Molter                Vice President of Engineering and Technology   September 29, 2000
---------------------------------  and Director
Trent M. Molter

/s/ Robert W. Shaw, Jr.            Chairman of the Board of Directors             September 29, 2000
---------------------------------
Robert W. Shaw, Jr.
---------------------------------

/s/ Richard A. Aube                Director                                       September 29, 2000
---------------------------------
Richard A. Aube

/s/ Gerald B. Ostroski             Director                                       September 29, 2000
---------------------------------
Gerald B. Ostroski

          Signature                             Title                                     Date
          ---------                            ------                                    ------
/s/ Philip R. Sharp                          Director                               September 29, 2000
---------------------------------
Philip R. Sharp

                                 EXHIBIT INDEX

Exhibit
Number       Description
-------      ---------------------------------------------------------------------------------------
4            Specimen Certificate of Common Stock of the Registrant is incorporated by reference to the Registrant's Registration Statement on Form 8-A
             (File No. 000-31533)
5            Opinion of Hale and Dorr LLP
23.1         Consent of PricewaterhouseCoopers LLP
23.2         Consent of Hale and Dorr LLP (included in Exhibit 5)
24           Power of Attorney (included on the signature page of this Registration Statement)